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Exhibit 21.1

LIST OF SUBSIDIARIES
AS OF MARCH 15, 2005

Name of Subsidiary	State or Jurisdiction of Incorporation	% of Ownership
Advantage Diagnostics Corporation	Delaware	100%
Applied Biotech, Inc.	California	100%
Cambridge Diagnostics Ireland Limited	Ireland	100%
DMD—GmbH	Germany	100%
Forefront Diagnostics, Inc.	California	100%
Innovations Research, LLC	Delaware	100%
Inverness Medical (UK) Holdings, Ltd.	United Kingdom	100%
Inverness Medical (Shanghai) Co., Ltd.	China	60%
Inverness Medical Australia Pty, Ltd.	Australia	100%
Inverness Medical Benelux BVBA (1)	Belgium	100%
Inverness Medical Canada, Inc.	Canada	100%
Inverness Medical Eurasia, Ltd.	Ireland	100%
Inverness Medical France SAS	France	100%
Inverness Medical Germany GmbH	Germany	100%
Inverness Medical International Holding Corp. I	Delaware	100%
Inverness Medical International Holding Corp. II	Delaware	100%
Inverness Medical Switzerland GmbH	Switzerland	100%
Inverness Medical, Inc.	Delaware	100%
Inverness Medical Investments LLC	Delaware	100%
IVC Industries, Inc.(2)	Delaware	100%
Morpheus Acquisition Corp.	Delaware	100%
Orgenics International Holdings BV	Netherlands	100%
Orgenics Ltd.(3)	Israel	100%
Ostex International, Inc.	Washington	100%
Pregymed GmbH	Germany	100%
Scandanavian Micro Biodevices ApS	Denmark	100%
Selfcare Technology, Inc.	Delaware	100%
Stirling Medical Innovations Ltd.	Scotland	100%
Unipath B.V.	The Netherlands	100%
Unipath Diagnostics GmbH	Germany	100%
Unipath Limited	United Kingdom	100%
Unipath Management Limited	United Kingdom	100%
Unipath Online, Inc.	Massachusetts	100%
Unipath Scandinavia AB	Sweden	100%
Viva Diagnostika—Diagnostische Produkte—GmbH	Germany	100%
Wampole Laboratories, LLC	Delaware	100%

(1)
Formerly known as Bvba Selfcare Benelux sprl.

(2)
Doing business as Inverness Medical Nutritionals and Inverness Medical Nutritionals Group.

(3)
Orgenics, Ltd. has six (6) wholly owned subsidiaries and two majority controlled joint ventures, all operating outside of the United States.

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LIST OF SUBSIDIARIES AS OF MARCH 15, 2005